GoGreen Investments Corporation
One City Centre
Suite 1960 1021 Main Street
Houston, TX 77002

EXTRAORDINARY GENERAL MEETING
OF GOGREEN INVESTMENTS CORPORATION

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING
TO BE HELD ON [•] 2023.

P R O X Y C A R D

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [•] 2023, in connection with the extraordinary general meeting (the "Shareholder Meeting") of GoGreen Investments Corporation ("GOGN") to be held at [•] Eastern Time on [•] 2023, at the offices of Latham & Watkins LLP located at 811 Main Street, Suite 3700, Houston, TX 77002, and via a virtual meeting accessible at [•], and hereby appoints [•] and [•], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of GoGreen Investments Corporation registered in the name provided, which the undersigned is entitled to vote at the Shareholder Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. The Business Combination Proposal: To consider and vote upon, as an ordinary resolution, a proposal to approve and adopt the business combination described in the proxy statement/prospectus, which proposal shall include approval of each of (a) the merger of GoGreen into Aqua Merger Sub, a Cayman Islands exempted company ("Merger Sub") and wholly owned direct subsidiary of Lifezone Metals Limited, an Isle of Man company ("Lifezone Metals"), with Merger Sub surviving the merger and the shareholders of GoGreen (other than shareholders of GoGreen electing to redeem their GoGreen ordinary shares and dissenting shareholders) becoming shareholders of Lifezone Metals (the "Merger") pursuant to the terms of (i) the Business Combination Agreement, dated as of December 13, 2022, as it may be amended, modified or supplemented from time to time (the "Business Combination Agreement"), that GoGreen entered into with Lifezone Metals, GoGreen Sponsor 1 LP, a Delaware limited partnership (the "Sponsor"), Merger Sub, Lifezone Holdings Limited, an Isle of Man company ("LHL"), Keith Liddell, solely in his capacity as LHL Shareholders representative, and the shareholders of LHL party thereto, and (ii) Part XVI of the Cayman Companies Act, (b) the conversion of (i) each issued and outstanding GoGreen public warrant into, and exchanged for, the right to receive one Lifezone Metals public warrant and (ii) each issued and outstanding GoGreen private warrant into and exchanged for the right to receive one Lifezone Metals private warrant (in the case of each GoGreen public warrant and GoGreen private warrant, rounded down to the nearest whole number of warrants without cash settlement for such rounded fraction in accordance with the terms of the Business Combination Agreement), (c) on the day immediately following the Merger, the acquisition by Lifezone Metals of all of the issued and outstanding share capital of LHL from the holders of LHL's share capital for Lifezone Metals ordinary shares and, subject to the terms and conditions of the Business Combination Agreement, the Earnout Shares, such that LHL will be a direct wholly owned subsidiary of Lifezone Metals, and (d) the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents (as defined in the proxy statement/prospectus) referred to therein to which GoGreen will be party.

FOR ☐ AGAINST ☐ ABSTAIN ☐

2.The Merger Proposal: To consider and vote upon, as a special resolution, a proposal to approve and authorize the Plan of Merger (made in accordance with the provisions of Section 233 of the Cayman Companies Act and included as Annex B to the proxy statement/prospectus) and to authorize the Merger of GoGreen with and into Merger Sub with Merger Sub surviving the Merger.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3. The Adjournment Proposal: To consider and vote upon, as an ordinary resolution, a proposal to adjourn the extraordinary general meeting to a later date or dates, to be determined by the chairman of the extraordinary general meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote.

FOR ☐ AGAINST ☐ ABSTAIN ☐

______________________________, 2023

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Signature

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(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.